UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2005

POWER EFFICIENCY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-31805	22-3337365
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

3900 Paradise Road, Suite 283, Las Vegas, NV		89109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 697-0377

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.  Election of Directors

On September 15, 2005, the Board of Directors of Power Efficiency Corporation (“the Registrant”) elected Gary Rado as a Director of the Registrant.  Mr. Rado has been granted 100,000 common stock options, at an exercise price of $0.40 per share, exercisable after one year of board service, and expires on September 14, 2015, for his services as a Director.  Presently, the Registrant’s entire Board of Directors serves as the Audit Committee, thus Mr. Rado will serve on the Audit Committee.

Mr. Rado was with Casio Inc. as an executive vice president responsible for marketing and sales of the digital camera business.  After 3 years he was promoted to President of the U.S. Company for 3 years.  Mr. Rado retired in April of 2002.  Before Casio Inc., Mr. Rado was with Texas Instruments Inc. for 21 years.  He moved from District Sales Manager to Area Sales Manager to National Sales Manager of the Consumer Products Division.  This division was responsible for Home Computer, calculator and educational products such as Speak and Spell.  Mr. Rado was then promoted to Division Manager of Consumer Products worldwide and vice president of marketing and sales.  He ran the division for 7 years, with two years of running the division while based in Europe.  Mr. Rado earned a Bachelors of Science in Business Administration from Concord College in 1963.

Item 9.01.  Exhibits

Description of Document	Location

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER EFFICIENCY CORPORATION
(Registrant)
By:	/s/ Steven Strasser
Steven Strasser, CEO
Date: October 10, 2005